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        EXHIBIT 23 - CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the incorporation by reference to Registration Statements on Form S-8, File Numbers 333-16273 and 333-16207, of our report dated July 29, 1997, on the consolidated financial statements of AmTrust Capital Corp., which report is incorporated by reference in the Annual Report on Form 10-KSB of AmTrust Capital Corp.




/s/ Geo. S. Olive & Co. LLC
Indianapolis, Indiana
September 22, 1997